UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2006
MONTPELIER RE HOLDINGS LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-31468	98-0428969

(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation or
Organization)
Mintflower Place
8 Par-La-Ville Road
Hamilton HM 08
Bermuda
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 296-5550
Not applicable
(Former name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Index to Exhibits
EX-10.1: A/R LETTER OF CREDIT REIMBURSEMENT AND PLEDGE AGREEMENT
EX-10.2: AMEND TO 2ND A/R LETTER OF CREDIT REIMBURSEMENT AND PLEDGE AGREEMENT

Item 1.01. Entry into a Material Definitive Agreement.
     On June 9, 2006, Montpelier Reinsurance Ltd. (“Montpelier Reinsurance”) entered into an amendment and restatement to the Letter of Credit Reimbursement and Pledge Agreement, dated as of November 15, 2005. This Amended and Restated Letter of Credit Reimbursement and Pledge Agreement (the “Amended Letter of Credit Agreement”) is among Montpelier Reinsurance, the lenders party thereto, Bank of America, N.A., as administrative agent and HSBC Bank USA, National Association as syndication agent. Prior to the amendment, the letter of credit agreement provided for a 364-day secured $1.0 billion letter of credit facility for the account of Montpelier Reinsurance. As a result of the amendment, the Amended Letter of Credit Agreement provides for a 364-day secured $500 million letter of credit facility and a 5-year secured $500 million letter of credit facility, each for the account of Montpelier Reinsurance. The Amended Letter of Credit Agreement contains covenants that limit Montpelier Reinsurance’s ability, among other things, to grant liens on its assets, sell assets, merge or consolidate. The Amended Letter of Credit Agreement also requires the Company to maintain debt leverage of no greater than 30% and Montpelier Reinsurance to maintain an A.M. Best financial strength rating of no less than B++.
     Some of the lenders under the Amended Letter of Credit Agreement have in the past and may in the future provide commercial and/or investment banking services to the Company or its affiliates.
     On June 9, 2006, Montpelier Reinsurance Ltd. (“Montpelier Reinsurance”) and Montpelier Re Holdings Ltd. (“Montpelier Re Holdings”) entered into an amendment (the “First Amendment”) to the Second Amended and Restated Letter of Credit Reimbursement and Pledge Agreement dated as of August 4, 2005 among Montpelier Reinsurance, Montpelier Re Holdings, the various financial institutions party thereto and Bank of America, N.A., as administrative agent. This First Amendment amends certain financial covenants to conform to those in the Amended Letter of Credit Agreement.
     The foregoing descriptions of the Amended Letter of Credit Agreement and the First Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Letter of Credit Agreement and the First Amendment, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibits are filed as part of this report:

Exhibit 10.1	Amended and Restated Letter of Credit Reimbursement and Pledge Agreement, dated June 9, 2006, among Montpelier Reinsurance Ltd., the lenders party thereto, Bank of America, N.A., as administrative agent and HSBC Bank USA, National Association as syndication agent

Exhibit 10.2	First Amendment to the Second Amended and Restated Letter of Credit Reimbursement and Pledge Agreement, dated as of June 9, 2006, among Montpelier Reinsurance Ltd., Montpelier Re Holdings Ltd., the various financial institutions party thereto and Bank of America, N.A., as administrative agent

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.

(Registrant)

June 13, 2006	/s/ Jonathan B. Kim
Date	Name: Jonathan B. Kim
Title: General Counsel and Secretary
Index to Exhibits

Exhibit No.	Description
Exhibit 10.1	Amended and Restated Letter of Credit Reimbursement and Pledge Agreement, dated June 9, 2006, among Montpelier Reinsurance Ltd., the lenders party thereto, Bank of America, N.A., as administrative agent and HSBC Bank USA, National Association as syndication agent

Exhibit 10.2	First Amendment to the Second Amended and Restated Letter of Credit Reimbursement and Pledge Agreement, dated as of June 9, 2006, among Montpelier Reinsurance Ltd., Montpelier Re Holdings Ltd., the various financial institutions party thereto and Bank of America, N.A., as administrative agent